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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            IFS INTERNATIONAL HOLDINGS, INC.
              (Exact name of Registrant as specified in its charter)



           Delaware                               13-3393646
    (State of incorporation             (IRS Employer Identification
       or organization)                             Number)


            Rensselaer Technology Park
                  300 Jordan Road

                   Troy, New York                                         12180
  (Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
  to be registered                      each class is to be registered
---------------------------------       ------------------------------

Common Stock*                                    Boston Stock Exchange


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box

* previously registered pursuant to Section 12(g) of the Exchange Act

Item 1.   Description of Registrant's Securities to be Registered.


          IFS International Holdings, Inc. (the "Registrant") is authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

          The Board of Directors of the Registrant has adopted resolutions authorizing the listing of the common stock with the Boston Stock Exchange on May 3, 2001.

          A description of the Common Stock is set forth under "Description of Securities" in Registrant's Registration Statement (beginning on page 34) on Form SB-2 (File No. 333-15653) (the "Registration Statement") and such description is incorporated herein by reference.

Item 2.   Exhibits.

1.1 Annual Report for the Fiscal Year 1999 filed with the Commission on Form 10KSB/A on September 18, 2000.

2.1  Quarterly  Report filed on Form 10QSB/A with the  Commission on November 6,
     2000

2.2  Quarterly  Report filed on Form 10QSB with the  Commission  on December 15,
     2000

2.3  Quarterly Report filed on Form 10QSB with the Commission on March 22, 2001

3.1 Definitive Proxy Statement filed on Form DEF14A with the Commission on May 17, 2001

4.1  Certificate of  Incorporation  of Registrant as amended attached as Exhibit
     3.1 to Form SB-2/A (File No. 333-15653) filed with the Commission on January 17, 1997

4.2 By-laws of Registrant as amended as Exhibit 3.2 to Form SB-2 (File No. 333-15653) filed with the Commission on January 31, 1997.

5.1  Specimen certificate evidencing shares of Registrant's Common Stock

6.1  See Exhibit 1.1

                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              IFS INTERNATIONAL HOLDINGS, INC.



                              By:

                                  Simon J. Theobald
                                  Chief Executive Officer

Dated: May 23, 2001